SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             Trendwest Resorts, Inc.

             (Exact name of registrant as specified in its charter)


      Oregon                                                93-1004403
 (State of incorporation                                (I.R.S. Employer
     or organization)                                  Identification No.)


12301 N.E. 10th Place, Bellevue, Washington                  98005

 (Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                  each class is to be registered

                                    - None -


Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock, no par value per share

                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the registrant's common stock, no par value per share (the "Common Stock"). A description of the Common Stock is contained in the registrant's preliminary prospectus (the "Preliminary Prospectus") dated August 12, 1997 under the section entitled "Description of Capital Stock-Common Stock" that is a part of its Registration Statement on Form S-1, Registration No. 333-26861. A copy of pages 49 through 51 of the
Preliminary Prospectus is incorporated by reference into this Registration Statement pursuant to the instruction to this Item 1.

Item 2.  Exhibits

     I. All of the following Exhibits have heretofore been filed with the Commission and are incorporated herein by reference as a part of this Registration Statement.

         Exhibit No.               Description

           3.1 Amended and Restated Articles of Incorporation of the Registrant, dated July 2, 1997 (Incorporated by reference to Exhibit 3.1 to Registration
                                   No. 333-26861)

           3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to Registration No. 333-26861)

     II. Not applicable.



                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               TRENDWEST RESORTS, INC
                                               Date:  August 12, 1997



                                               By: /s/ Jeffrey P. Sites
                                                   Jeffrey P. Sites
                                                   Executive Vice President


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